                                                                    EXHIBIT 10.4

                          GENERAL SIGNAL CORPORATION
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS*

1.   PURPOSE AND ELIGIBILITY
     -----------------------

     This Plan provides Directors of General Signal Corporation (the "Corporation") who are not employees of the Corporation the opportunity to defer all or a portion of their cash compensation ("Compensation").

2.   ELECTION
     --------

     A Director may at any time elect to defer receipt of all or a portion of Compensation not yet earned. Such election shall be in writing, shall specify the form of deferral and the method of payment of deferred amounts in accordance with paragraphs 3 and 4, and shall continue until amended or terminated by written notice delivered to the Corporation. Such notice of amendment or termination shall not affect previously deferred Compensation; provided, however, that a Director may irrevocably elect in writing to change the method and/or commencement date of payment. This election must occur at least one year prior to the date payment of deferred compensation is to commence and have a commencement date no earlier than the date originally elected.

     In connection with the termination of the Retirement Plan for Directors of General Signal Corporation as of December 31, 1996, each current Director may irrevocably elect to transfer the lump sum value as of December 31, 1996 of his/her accrued benefits under the Retirement Plan to an account under this Plan.

3.   MAINTENANCE OF DEFERRED ACCOUNTS
     --------------------------------

     (a) Compensation which is deferred shall be credited to the Director's account ("Account") maintained on the books of the Corporation as of the date on which such Compensation would have been paid (the "Payment Date"). The amount of the Compensation so credited shall thereafter be adjusted, in accordance with each Director's election, either by treating such amount as cash generating interest as described in (i) below or as Units based on the value of the Corporation's common stock (the "Stock") as described in (ii) below:

           (i) As cash plus interest: interest shall be credited annually, calculated on the basis of the balance in the Account on December 31 at a rate based upon the prior year's December average annual yield for Long-Term Government Bonds (10-20 years) as published by an official agency to be determined by the Vice President-Finance and utilized on a consistent year-to-year basis; or

           (ii) As Units based on the value of the shares of the Stock: the number of Units credited from time to time to each Account shall be:

                - with respect to Compensation deferred: The number obtained by dividing the amount of Compensation which would have been paid on the Payment Date by the closing price of the Stock on the New York Stock Exchange (the "Stock Price") on the last business day of such month;

*  As amended and restated December 12, 1996.

                - with respect to cash dividends: The number obtained by multiplying the number of Units in the Account by any cash dividends declared by the Corporation on the Stock and dividing the product by the Stock Price on the related dividend record date to derive at the incremental shares to be credited to the Account; and

                - with respect to stock dividends: the number obtained by multiplying the number of Units in the Account by the stock dividend declared.

     (b) The number of Units credited to each Account shall be appropriately adjusted to take into account any changes in the number of outstanding shares of Stock resulting from split-ups or combinations of shares or recapitalization.

4.   PAYMENT OF DEFERRED AMOUNTS
     ---------------------------

     (a) All amounts credited to a Director's Account shall be paid to the Director in cash, as elected by the Director, either:

           (i) in a lump sum on a date specified by the Director and in an amount equal to the value of the cash or Units then credited to the Director's Account, or

           (ii) in quarterly or annual installments over such period and commencing at such time as the Director shall have elected, each installment being equal to the value of the cash or Units then credited to the Account divided by the number of installments remaining to be paid.

           The value of each Unit shall be equal to the Stock Price on the last business day of the month preceding the date on which a payment is made.

     (b) In the event of a Director's death, all amounts credited to Director's Account as of the Director's date of death shall be paid promptly in a lump sum to the Beneficiary designated on the Director's election form, or, if none, to the Director's estate.

5.   NON-ASSIGNMENT
     --------------

     No right to receive payments under this Plan shall be transferable or assignable by a Director except by will or in accordance with the laws of descent and distribution.

6.   EFFECTIVE DATE AND TERMINATION
     ------------------------------

     This Plan, as amended and restated, shall be effective with respect to any Compensation earned by a Director after December 12, 1996, and may be amended or terminated at any time by resolution of the Board, but no amendment or termination shall affect amounts previously credited to Directors' Accounts.